UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 14, 2026

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19731	94-3047598
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Lakeside Drive, Foster City, California

(Address of Principal Executive Offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GILD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Indenture

On May 20, 2026, Gilead Sciences, Inc. (the “Company”) and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee” and, together with the Company, the “Parties”), entered into an Eleventh Supplemental Indenture (the “Eleventh Supplemental Indenture”) to the Indenture between the Parties, dated as of March 30, 2011 (the “Base Indenture”). The Eleventh Supplemental Indenture relates to the Company’s issuance of (a) $500,000,000 aggregate principal amount of the Company’s 4.250% Senior Notes due 2028 (the “2028 Notes”), (b) $1,000,000,000 aggregate principal amount of the Company’s 4.400% Senior Notes due 2029 (the “2029 Notes”), (c) $1,000,000,000 aggregate principal amount of the Company’s 4.600% Senior Notes due 2031 (the “2031 Notes”) and (d) $500,000,000 aggregate principal amount of the Company’s 4.900% Senior Notes due 2034 (the “2034 Notes” and, together with the 2028 Notes, the 2029 Notes and the 2031 Notes, the “Notes”). The Notes were sold in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-273745).

The 2028 Notes will pay interest semi-annually at a rate of 4.250% per annum until May 20, 2028. The 2029 Notes will pay interest semi-annually at a rate of 4.400% per annum until May 20, 2029. The 2031 Notes will pay interest semi-annually at a rate of 4.600% per annum until May 20, 2031. The 2034 Notes will pay interest semi-annually at a rate of 4.900% per annum until May 20, 2034.

The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include funding for acquisitions, investments, strategic transactions or other business opportunities.

The Base Indenture and the Eleventh Supplemental Indenture contain certain restrictions, including a limitation that restricts the Company’s ability and ability of certain of its subsidiaries to create or incur secured indebtedness, enter into sale and leaseback transactions and consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries, and also requires the Company to offer to repurchase the Notes upon certain change of control events.

The Company may redeem some or all of the Notes at any time and from time to time at the applicable redemption prices described in the form of such notes.

For a complete description of the terms and conditions of the Base Indenture, please refer to the Base Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on April 1, 2011, and incorporated herein by reference. For a complete description of the terms and conditions of the Eleventh Supplemental Indenture and the Notes, please refer to the Eleventh Supplemental Indenture and the forms of each series of Notes, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 4.2, 4.3, 4.4, 4.5 and 4.6, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01. Other Information.

Underwriting Agreement

On May 14, 2026, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., BofA Securities, Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters listed in Schedule 1 thereto, relating to the issuance and sale by the Company of the Notes.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The above-mentioned offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-273745). An opinion of counsel for the Company is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 14, 2026, among the Company and Barclays Capital Inc., BofA Securities, Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters listed in Schedule 1 thereto
4.1	Indenture, dated as of March 30, 2011, between the Company and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on April 1, 2011)
4.2	Eleventh Supplemental Indenture, dated as of May 20, 2026, between the Company and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee
4.3	Form of 2028 Note (included in Exhibit 4.2 above)
4.4	Form of 2029 Note (included in Exhibit 4.2 above)
4.5	Form of 2031 Note (included in Exhibit 4.2 above)
4.6	Form of 2034 Note (included in Exhibit 4.2 above)
5.1	Opinion of Sidley Austin LLP regarding the validity of the Notes
23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.

By:	/s/ Andrew D. Dickinson
	Name:	Andrew D. Dickinson
	Title:	Executive Vice President and Chief Financial Officer

Dated: May 20, 2026

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